Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-235882 and 333-196295 on Form S-8 and the Registration Statement Nos. 333-235884, 333-225321 and 333-217626 on Form S-3ASR of Parsley Energy, Inc. of our report dated February 27, 2020, relating to the consolidated financial statements of Jagged Peak Energy Inc. as of December 31, 2019, and for the year then ended appearing in this Current Report on Form 8-K of Parsley Energy, Inc.

/s/ Ernst & Young LLP

Denver, CO

April 10, 2020